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INSTRUCTION FORM
FOR SHARES HELD BY BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES.

INSTRUCTIONS FOR TENDER OF SHARES
OF COMMON STOCK
OF FIRST NATIONAL OF NEBRASKA

              Please tender to First National of Nebraska ("First National") on (our) (my) behalf, the number of Shares indicated below, which are all of the Shares beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions contained in the Offer to Purchase of First National dated June 6, 2002, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

              The undersigned hereby instruct(s) you to tender to First National the number of Shares indicated below, at the price of $3,500 net per Share, pursuant to the terms and subject to the conditions of the Offer.

              Aggregate number of Shares to be tendered by you for (us) (me):                          Shares.

              THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

              THE BOARD OF DIRECTORS OF FIRST NATIONAL HAS UNANIMOUSLY APPROVED THE OFFER. NEITHER FIRST NATIONAL NOR ITS BOARD OF DIRECTORS, HOWEVER, MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER SHARES. DIRECTORS, OFFICERS AND EMPLOYEES OF FIRST NATIONAL WHO OWN 99 OR FEWER SHARES MAY PARTICIPATE IN THIS OFFER ON THE SAME BASIS AS OUR OTHER SHAREHOLDERS EXCEPT THAT SHARES HELD IN ANY FIRST NATIONAL EMPLOYEE BENEFIT PLAN ARE NOT ELIGIBLE TO PARTICIPATE IN THIS TENDER OFFER. THE BOARD HAS BEEN ADVISED THAT NONE OF THE DIRECTORS AND EXECUTIVE OFFICERS OF FIRST NATIONAL INTEND TO TENDER SHARES PURSUANT TO THIS OFFER. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES.

              If you have any questions regarding this tender offer, you may contact us or Keefe, Bruyette & Woods, Inc., the dealer manager, at (877) 298-6520 (toll free).

Signature(s):

Address: (Including Zip Code)

Name(s):
(Please Print)(Please Print)

Area Code and Telephone Number

Date , 2002

(Employer Identification or Social Security Number)

IMPORTANT: SHAREHOLDERS ARE ENCOURAGED TO COMPLETE AND RETURN
THE ATTACHED SUBSTITUTE FORM W-9 WITH THEIR INSTRUCTION FORM.

IMPORTANT TAX INFORMATION

        Under federal income tax law, a shareholder whose tendered Shares are accepted for payment is required to provide the depositary (as identified in the Offer to Purchase), as payer, with the shareholder's correct TIN on Substitute Form W-9 below. If the shareholder is an individual, the TIN is his or her social security number. For businesses and other entities, the number is the employer identification number. If the depositary is not provided with the correct taxpayer identification number or properly completed Form W-8, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder with respect to shares purchased pursuant to the offer may be subject to backup withholding.

        Certain shareholders, including, among others, all corporations and certain foreign individuals and entities, are not subject to these backup withholding and reporting requirements. In order for a noncorporate foreign shareholder to qualify as an exempt recipient, that shareholder must complete and sign a Form W-8, Certificate of Foreign Status, attesting to that shareholder's exempt status. The Form W-8 can be obtained from the depositary. Exempt shareholders, other than noncorporate foreign shareholders, should furnish their TIN, write "Exempt" on the face of the Substitute Form W-9 below and sign, date and return the Substitute Form W-9 to us. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

        If federal income tax backup withholding applies, the depositary is required to withhold 30% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9 AND FORM W-8

        To avoid backup withholding on payments that are made to a shareholder with respect to Shares purchased pursuant to the Offer, the shareholder is required to notify us of his or her correct TIN by completing the Substitute Form W-9 included in this Instruction Form certifying that the TIN provided on Substitute Form W-9 is correct and that (1) the shareholder has not been notified by the Internal Revenue Service that he or she is subject to federal income tax backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the shareholder that he or she is no longer subject to federal income tax backup withholding. Foreign shareholders must submit a properly completed Form W-8 in order to avoid the applicable backup withholding; provided, however, that backup withholding will not apply to foreign shareholders subject to 30%, or lower treaty rate, withholding on gross payments received pursuant to the Offer.

COMPLETE SUBSTITUTE FORM W-9

Substitute Form W-9 Department of the Treasury Internal Revenue Service	Part I - PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW. Social Security Number or Employer Identification Number

Payer's Request for Taxpayer Identification Number (TIN)	Part II - For Payees exempt from backup withholding, complete the following certification as instructed below.
Certification. UNDER PENALTIES OF PERJURY, I CERTIFY THAT: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
SIGN HERE
(Signature(s))	Date:	, 2002

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate transmitted herewith. If signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide the following information.)

(Please Print)
Name(s)

Capacity (full title)
Address	(Print Address, including Zip Code)
Area Code and Telephone Number

        NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF UP TO 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR ADDITIONAL DETAILS.

          PLEASE COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE APPLIED FOR IN THE BOX FOR THE TIN ON OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

                 I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 30% of all reportable payments made to me will be withheld until I provide a number.

Signature:
Date:

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INSTRUCTIONS FOR TENDER OF SHARES OF COMMON STOCK OF FIRST NATIONAL OF NEBRASKA
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER